Exhibit n.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Selected Financial and Other Data” and "Independent Registered Public Accounting Firm" and to the inclusion of our report dated December 14, 2011, in the Pre-Effective Amendment No. 3 of the Registration Statement (Form N-2 No. 333-179237) and related Prospectus dated February 16, 2012.

/s/ Ernst & Young LLP_______

New York, New York

Date: February 16, 2012